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October 30, 1998

                                                                  EXHIBIT 5.1

Ceridian Corporation
8100 34th Avenue South
Minneapolis, Minnesota  55425

RE:  CERIDIAN CORPORATION
     REGISTRATION STATEMENT ON FORM S-8

Ladies/Gentlemen:

I am the General Counsel of Ceridian Corporation, a Delaware corporation (the "Company"), and have acted as its counsel in connection with the registration by the Company of $5,000,000 of deferred compensation obligations (the "Deferred Obligations") issuable under the Company's Executive Investment Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 1998 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with my examination, I have assumed the genuiness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

(1) The Company has the corporate authority to issue the Deferred Obligations in the manner and under the terms set forth in the Registration Statement.


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(2) The Deferred Obligations, when arising under the Plan in accordance with its terms and conditions, will constitute valid and binding obligations of the Company.

I express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ Gary M. Nelson

Gary M. Nelson
Vice President and General Counsel


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